ENTERGY ENTERPRISES, INC.
                 UNCONSOLIDATED BALANCE SHEET
                    AS OF JUNE 30, 1998
                          (UNAUDITED)


                    ASSETS

 PROPERTY
 Furniture and Equipment                             $  6,140,855.05
 Construction in Process                                  362,283.47
                                                     ---------------
      Total Property                                    6,503,138.52
                                                     ---------------

 INVESTMENTS
 Investment in Entergy IS, Inc.                        46,974,940.86
 Investment in EOSI                                       311,587.59
                                                     ---------------
                                                       47,286,528.45
                                                     ---------------

 CURRENT & ACCRUED ASSETS
 Cash                                                   2,095,362.28
 Working Funds/Travel Advances                            729,779.66
 Special Deposits                                         454,030.07
 Temporary Cash Investments                            11,468,805.01
 Accounts Receivable                                      118,688.63
 Accounts Receivable - Associated Companies            21,405,272.30
 Accrued Interest                                           7,442.72
 Prepaid Expenses                                         154,858.10
 Income Taxes Receivable                                2,580,947.61
                                                     ---------------
      Total Current and Accrued Assets                 39,015,186.38
                                                     ---------------

 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State            6,555,704.01
      Total Deferred Debits                             6,555,704.01
                                                     ---------------

           Total Assets                              $ 99,360,557.36
                                                     ===============

These are interim financial statements prepared without notes.

                  ENTERGY ENTERPRISES, INC.
                 UNCONSOLIDATED BALANCE SHEET
                    AS OF JUNE 30, 1998
                          (UNAUDITED)


                       CAPITAL

 Common Stock                                      $   57,400,000.00
 Miscellaneous Paid-in Capital                        153,000,000.00
 Retained Earnings                                   (152,942,865.06)
                                                    -----------------
      Total Capital                                    57,457,134.94
                                                    -----------------

                     LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                       4,123,081.75
 Accounts Payable to Associated Companies               9,802,938.22
 Tax Collections Payable                                  236,478.06
 Miscellaneous Current & Accrued Liabilities            5,513,357.34
                                                    -----------------
      Total Current & Accrued Liabilities              19,675,855.37
                                                    -----------------

 LONG TERM LIABILITIES
 Notes Payable - Entergy Corp.                         17,500,000.00
 Other Long Term Debt
 Accum. Misc. Operating Provision
                                                    -----------------
      Total Current & Accrued Liabilities              17,500,000.00
                                                    -----------------

 DEFERRED CREDITS
 Other Deferred Credits                                 4,727,567.05
                                                    -----------------
      Total Deferred Credits                            4,727,567.05
                                                    -----------------

      Total Liabilities                                41,903,422.42
                                                    -----------------

           Total Capital & Liabilities             $   99,360,557.36
                                                   =================

These are interim financial statements prepared without notes.

                   ENTERGY ENTERPRISES, INC.
               UNCONSOLIDATED INCOME STATEMENTS
                SIX MONTHS ENDED JUNE 30, 1998
                          (UNAUDITED)


                      REVENUE

 Services Rendered Non-Associates                    $     25,195.62
 Services Rendered Associates                          34,477,980.63
 Equity in Earnings (Losses) of Subsidiaries           (6,567,434.17)
 Miscellaneous Income                                       1,224.54
 Interest Income                                          282,859.65
 Dividend Income                                           20,776.86
                                                      ---------------
      Total Revenue                                    28,240,603.13
                                                      ---------------


                      EXPENSES

 Salaries, Wages and Benefits                          15,603,266.27
 Outside Services                                      16,683,704.36
 Selling and Marketing Expenses                         1,070,604.87
 Rent                                                   1,960,484.47
 Administrative and General                             7,401,124.99
 Active Development Credit                             (2,267,091.34)
                                                      ---------------
      Total Administrative and General Expense         40,452,093.62
                                                      ---------------

 Taxes Other Than Income                                  232,027.38
 Depreciation and Amortization                          1,207,076.03
 Miscellaneous Expenses                                    28,713.81
                                                      ---------------
      Total Expenses                                   41,919,910.84
                                                      ---------------

 Income (Loss) Before Income Taxes                    (13,679,307.71)

 Income Taxes - Federal                                (2,294,249.78)
 Income Taxes - State (Benefit)                          (250,253.69)
 Provision for Deferred Income Taxes - Federal             81,203.73
 Provision for Deferred Income Taxes - State               16,129.08
                                                      ---------------

 Net Income (Loss)                                   $(11,232,137.05)
                                                      ===============

These are interim financial statements prepared without notes.